SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2009

INSULCRETE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	033-27508-LA	33-0-338441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

706 Orchid Drive, Unit D, Bakersfield, California 93308
(Address of Principal Executive Offices, Zip Code)

Registrant's telephone number, including area code:  (661) 392-7982

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, "we," "us," "our," and the "Company" refers to Insulcrete, Inc., a Delaware corporation and its subsidiaries, unless otherwise stated.

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws

On April 14, 2009, we held our first ever Annual Meeting of Stockholders. The Meeting was held in accordance with the Schedule 14C (DEF) that we filed with the Commission.

The Meeting was convened at 10:00 A.M., P.D.T. and a quorum was established with 23,365,501 shares of our Common Stock represented out of 27,000,000 shares of our Common Stock outstanding.

Our stockholders approved the following resolutions at the Meeting:

(A) the proposal to effect a reverse split of our Common Stock (par value $0.01) so that upon effectuation of the split, one New Share (of our Common Stock) will be issued for each five hundred (500) shares of our Common Stock currently issued and outstanding with each fractional share rounded up to the next whole share.

(B) the proposal to ratify the amendments to our Certificate of Incorporation to change our name from Sun Harbor Financial Resources, Inc. to Block Tech Corporation and finally to Insulcrete, Inc.;

(C) the proposal to approve the appointment of Chang Park, CPA as our independent auditor; and

(D) the proposal to approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of our Common Stock (par value $0.01) from 30,000,000 to 100,000,000 (par value $0.01).

Following the close of the Meeting, our Board of Directors further approved the same resolutions and, in so doing, approved resolutions to submit applications to change the CUSIP number and the trading symbol for our Common Stock.

While the effective date for the CUSIP number, the trading symbol change, and the reverse stock split are pending, we anticipate that we will be submitting the appropriate forms and applications in the near future. When these changes are effected, we plan to file a Form 8-K and make the required disclosures to ensure that the marketplace is fully informed of these developments.

Item 7.01  Regulation FD Disclosure

As disclosed above, our stockholders approved the reverse split of our Common Stock, the change in our corporate name, the appointment of our auditor, and the amendment to our Certificate of Incorporation to increase our authorized Common Stock. We are a small company with very minimal financial and managerial resources and no recent history of revenues or any profitability or positive cash flow. For these reasons, our Common Stock should only be purchased by persons who can afford the total loss of their investment.

Factors That May Affect Future Results

1. New Company: No Revenues from Operation; Risk of Loss. We are similar to a new company in that we faces all of the risks inherent in undertaking any new business, coupled with the risks involved with a blind pool/blank check company. As a result, there is no information at this time upon which to base an assumption that its plans will either materialize or prove successful. There can be no assurance that any of our business activities will result in any operating revenues or profits. Further, in the event that we acquire or enter any new business, we will likely incur investment banking fees, finders' fees, and other costs which will likely result in the issuance of additional shares of our common stock. This likely will result in significant additional dilution and costs that we will incur. In any of these transactions (should we enter into any such transaction), we will also likely need to secure the assistance of experienced advisors who will also likely seek payment of fees from us. As a result, we will likely continue to incur losses and investors who hold our stock will incur additional and significant dilution. Investors should be aware that they may lose all or substantially all of their investment.

2. No Full-Time Employees. We have no full-time employees and management and our sole officer does not devote any significant time to our business affairs. No officer or director receives a salary, but Ms. Norman is reimbursed for any expenses she may incur in the activities of the Company. Due to the fact that no salaries are paid to our sole officer and that members of management are engaged in activities outside the operation of the Company, the ability and speed for the Company to effect a merger or acquisition may be significantly impaired.

3. Effect of Reverse Stock Split, Increased Authorized Common Stock and Matter of Preferred Stock. Our stockholders approved the reverse stock split of our Company's Common Stock so that one new share will be issued for 500 existing shares. This will result in a reduction of our outstanding Common Stock to approximately 54,000 shares (before the effect of rounding share amounts is included). At the same time, our shareholders approved an increase in the authorized Common Stock to 100,000,000 shares. As a result, our Board of Directors will now have the ability to issue approximately 99,946,000 shares (before the effect of rounding share amounts is included) and up to 5,000,000 shares of our Preferred Stock (of which 934,000 are currently outstanding) without having to secure the consent or the approval of our Common Stockholders. For these reasons, any person who acquires our Common Stock will have little or no ability to influence or control our affairs and there is every likelihood that they will incur immediate and substantial dilution upon any issuance of our Common Stock, our Preferred Stock, or both.

4. Reliance Upon One Officer; Limited Time to Devote to Company Business. We are dependent upon the personal efforts and abilities of one officer/director, Ms. Lisa Norman, who devotes only a limited amount of time to our affairs. She has certain business experience but has no experience in acquisition or merger activities. Ms. Norman has not agreed to expend any specific amount of time on our behalf, but will devote such time as necessary to identify and consummate a merger or acquisition.

5. Limited Financial Resources And Need for Additional Financing. Our financial resources are minimal or non-existent and we to obtain additional financing from the sale of our Common and Preferred Stock, Debt, or some combination thereof in order to undertake further business plans. Our ability to operate as a going concern is contingent upon its receipt of additional financing through private placements or by loans. There can be no guarantee that we will be able to obtain additional financing, or if successful, that we will be able to do so on terms that are reasonable in light of current market conditions.

6. Absence of Trading Market for Common Stock. Our Common Stock is not traded in any market and there can be no assurance that any trading in our Common Stock will develop or, if it does develop, that it will be maintained.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insulcrete, Inc.

Date: April 15, 2009	By:	/s/Lisa Norman Lisa Norman, President